SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

AVATAR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32925	75-2796037
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2801 Network Blvd, Suite 210, Frisco, TX 75034
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 720-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 30, 2008, Registrant issued a press release disclosing the decision of the Board of Directors discussed in Item 8.01.

The press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 8.01 Other Events

On October 30, 2008, the Board of Directors determined that, pursuant to SEC Rule 12g-4, Registrant will file a Form 15 and cease making periodic and other reports required by the Securities Exchange Act of 1934. Such action is permitted in situations where a registrant has fewer than 500 shareholders of record and less than $10 million of assets as of the end of each of the last three fiscal years. The Board determined that, in view of the absence of an active trading market, the lack of support for the price of the shares, and the lack of any institutional or analytical following, the benefits to the shareholders of making such reports do not justify the costs of being a reporting company.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVATAR SYSTEMS, INC.

By:	/s/ Robert C. Shreve
Robert C. Shreve President and CEO

Dated: October 30, 2008

INDEX TO EXHIBITS

99.1	Press Release